UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2009 (November 5, 2009)

MEAD JOHNSON NUTRITION COMPANY

(Exact name of Registrant as Specified in Charter)

Delaware	001-34251	80-0318351
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Patriot Blvd., Glenview, Illinois	60026-8039
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 832-2420

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement of Notes

On November 5, 2009, Mead Johnson Nutrition Company (the “Company”) completed the issuance and sale of $500 million of Notes due 2014 (the “2014 Notes”), $700 million of Notes due 2019 (the “2019 Notes”) and $300 million of Notes due 2039 (the “2039 Notes” and, together with the 2014 Notes and the 2019 Notes, the “Notes”) in a previously announced private offering.

The Company used the net proceeds of the offering, which were approximately $1,482.7 million after deducting the discount to the initial purchasers of the Notes and the estimated offering expenses payable by the Company, to repay a portion of the debt owed to a subsidiary of Bristol-Myers Squibb Company under three unsecured notes with a total aggregate principal amount of $1,744.2 million (the “Intercompany Debt”). The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were sold only to qualified institutional buyers in accordance with Rule 144A of the Securities Act, and outside the United States to non-U.S. persons, in reliance on Regulation S. The Notes are subject to restrictions on transfer and may only be offered or sold in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

The Notes were issued pursuant to the Indenture (the “Base Indenture”), dated as of November 1, 2009, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated as of November 5, 2009, by and among the Company, Mead Johnson & Company (“MJC”) and the Trustee. Copies of the Base Indenture and the Supplemental Indenture are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The Notes are general senior unsecured obligations of the Company and will be fully and unconditionally guaranteed by MJC. This guarantee will terminate and be released at such time as MJC is no longer an obligor under the Revolving Credit Agreement referred to below.

The 2014 Notes will bear interest at a rate of 3.50% per annum, the 2019 Notes will bear interest at a rate of 4.90% per annum and the 2039 Notes will bear interest at a rate of 5.90% per annum, which, in each case, will be payable semi-annually on each May 1 and November 1, beginning May 1, 2010. The 2014 Notes, the 2019 Notes and the 2039 Notes will mature on November 1, 2014, November 1, 2019 and November 1, 2039, respectively.

At the Company’s option, it may redeem some or all of the Notes, at any time or from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to the date of the redemption and (ii) the sum of the net present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the date of redemption on a semi-annual basis at the adjusted treasury rate (as defined in the Supplemental Indenture), plus 20 basis points in the case of the 2014 Notes, 25 basis points in the case of the 2019 Notes and 30 basis points in the case of the 2039 Notes, plus accrued and unpaid interest on the principal amount to be redeemed to the date of the redemption. Additionally, if a change of control triggering event (as defined in the Supplemental Indenture) occurs, each holder of the Notes will have the right to require the Company to purchase all or a portion of such holder’s Notes, at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest.

The Indenture contains certain restrictions on the Company’s ability and the ability of certain of its subsidiaries to create or incur secured indebtedness or to enter into certain sale and leaseback transactions. These restrictions are subject to a number of important limitations and exceptions. Further, the Company may not consolidate, merge or sell all or substantially all of its assets unless the successor corporation assumes payment of all amounts due on the Notes and the performance and observance of all covenants and conditions of the Indenture to be performed or observed by the Company.

The Indenture provides for customary events of default. In the case of an event of default resulting from specified events relating to the Company’s bankruptcy, insolvency or reorganization, the principal amount of all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default under the Indenture occurs and is continuing, the Trustee or the holders of at least 25% of the principal amount of the outstanding Notes of the applicable series may declare the principal amount of all of the Notes of that series and interest accrued thereon to be due and payable immediately.

In connection with the issuance of the Notes, on November 5, 2009, the Company entered into a Registration Rights Agreement with MJC and Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, as representatives of the initial purchasers named therein. A copy of the Registration Rights Agreement is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference. Under the Registration Rights Agreement, the Company agreed to use its reasonable best efforts to cause to become effective a registration statement with respect to an offer to exchange the Notes for freely tradable notes issued by the Company that are registered with the Securities and Exchange Commission and that have terms substantially identical in all material respects to the Notes. If the Company is unable to effect the exchange offer, the Company will use its reasonable best efforts to file and cause to become effective a shelf registration statement relating to resales of the Notes. The Company will be obligated to pay additional interest on the Notes if it does not complete the exchange offer (or, if required, the shelf registration is not declared effective) within 270 days after the issue date of the Notes.

Amendment to Revolving Credit Agreement

Following the issuance of the Notes, the Company and MJC also entered into a First Amendment and Consent (the “Amendment”) to the Three Year Revolving Credit Facility Agreement dated as of February 17, 2009 (the “Revolving Credit Agreement”) among the Company, MJC, various financial institutions and JPMorgan Chase Bank, N.A., as administrative agent. A copy of the Amendment is filed as Exhibit 4.4 to this Current Report on Form 8-K and is incorporated herein by reference.

The Amendment provided for the Company to replace MJC as a borrower under the Revolving Credit Agreement and for MJC to become a guarantor of the Company’s obligations under the Revolving Credit Agreement. The Amendment also permitted the Company to use the proceeds of loans under the Revolving Credit Agreement to repay the Intercompany Debt. The provisions of the Amendment replacing MJC as a borrower were effective as of November 5, 2009, and the remaining provisions of the Amendment were effective as of November 6, 2009. On November 10, 2009 the Company borrowed $200 million under the Revolving Credit Agreement and used such proceeds, together with cash on hand, to repay all but $50 million of the remaining balance of the Intercompany Debt. The Intercompany Debt that remains outstanding is a portion of the floating rate note due 2014.

The descriptions and provisions of the Base Indenture, the Supplemental Indenture, the Registration Rights Agreement and the Amendment set forth above are summaries only, are not necessarily complete, and are qualified in their entirety by reference to the full and complete terms contained in the Base Indenture, the Supplemental Indenture, the Registration Rights Agreement and the Amendment, copies of which are attached as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to purchase the Notes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of November 1, 2009, by and between Mead Johnson Nutrition Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	First Supplemental Indenture, dated as of November 5, 2009, by and among Mead Johnson Nutrition Company, Mead Johnson & Company and The Bank of New York Mellon Trust Company, N.A., as trustee (including forms of the 2014 Notes, 2019 Notes and 2039 Notes).

4.3	Registration Rights Agreement, dated as of November 5, 2009, by and among Mead Johnson Nutrition Company, Mead Johnson & Company and Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated as representatives of the initial purchasers named therein.

4.4	First Amendment and Consent, dated as of November 5, 2009, by and among Mead Johnson Nutrition Company, Mead Johnson & Company, various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2009

MEAD JOHNSON NUTRITION COMPANY

	By:	/S/ STANLEY D. BURHANS
Stanley D. Burhans
Vice President & Controller

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of November 1, 2009, by and between Mead Johnson Nutrition Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	First Supplemental Indenture, dated as of November 5, 2009, by and among Mead Johnson Nutrition Company, Mead Johnson & Company and The Bank of New York Mellon Trust Company, N.A., as trustee (including forms of the 2014 Notes, 2019 Notes and 2039 Notes).

4.3	Registration Rights Agreement, dated as of November 5, 2009, by and among Mead Johnson Nutrition Company, Mead Johnson & Company and Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated as representatives of the initial purchasers named therein.

4.4	First Amendment and Consent, dated as of November 5, 2009, by and among Mead Johnson Nutrition Company, Mead Johnson & Company, various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent.